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                                                                    EXHIBIT 10.1

                                                           Partnership Agreement

THIS PARTNERSHIP AGREEMENT is made as of September 1, 1995

BETWEEN:

          GEORGE LISZICASZ
          3390 St. George Street
          Vancouver, B.C.
          V5V 5A6

          ("Liszicasz")

                                                               OF THE FIRST PART
AND:

          R. DIRK STINSON of
          1956 Bow Drive
          Coquitlam B.C.
          V3E 1T2

          ("Stinson")

                                                              OF THE SECOND PART

In this Agreement Liszicasz and Stinson are together referred to as the "Partners".

NOW THIS AGREEMENT WITNESSES that in consideration of the premises the parties covenant and agree as follows:

1. The Partners hereby form a Partnership, effective on September 1, 1995, for the purposes set out in paragraph 4.

2. Each of the Partners has an equal interest in the Partnership, and an equal vote on all matters in connection with the Partnership.

3. The respective contributions of the Partners to the Partnership are as follows:

     . Liszicasz has agreed to contribute a device owned by him and known as a stress field detector, which Liszicasz has enhanced and refined during the three years preceding the formation of this Partnership, together with Liszicasz's know-how in locating hydrocarbons, water and other mineralization deposits using this enhanced stress field detector. In addition the device, with Liszicasz's know-how, has the ability to forecast earthquakes and volcanic eruptions; (the device,
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                                      -2-


          enhancements, and Liszicasz's know-how are together referred to hereafter as the "SFD Technology"). Until such time as the corporate structures described in the following paragraph have been established, Liszicasz will retain legal title to the SFD Technology, but he hereby acknowledges that any agreements with respect to the SFD Technology will be made on behalf of the Partnership, and Liszicasz will be a trustee for the Partnership of all benefits under such agreements.

     . Stinson has agreed to contribute his experience and expertise in bringing products such as the SFD Technology to market.

4. The purpose of the Partnership is to develop the potential of the SFD Technology by means of the establishment of the following structures:

     . A US corporate entity, the shares of which will in due course be capable of being publicly traded, to which the hydrocarbon deposit data produced by the SFD Technology will be made available on an exclusive and confidential basis. The Partners intend to take such entity public by listing it on a stock exchange, or over-the-counter on Nasdaq, or NASD Electronic Bulletin Board, or Pink Sheets, or by merger or reorganization with another such publicly held company.

     . An offshore corporate entity, the purpose of which is to further develop the SFD Technology, and to produce data for the resource industry, initially in the field of hydrocarbons, but after further development, in other resource fields as well. The Partners have chosen an offshore corporate entity, specifically in the jurisdiction of the Bahamas, for its central location, its secrecy laws, and its resistance to frivolous litigation, in order to maximize the protection of confidentiality. In due course the Partners intend to transfer the SFD Technology to such corporate entity, together with any agreements with respect to the SFD Technology which Liszicasz, on behalf of the Partnership, will have entered into before such transfer.


5. In consideration for transferring the SFD Technology to the Bahamas corporate entity referred to in the previous paragraph, and causing that corporation to make available its hydrocarbon deposit data to the US corporate entity referred to in the previous paragraph, it is intended that the Partners will receive shares in the US corporate entity in the following proportions as between them:

     Initially Liszicasz will receive twice as many shares as Stinson. However, upon the US corporate entity becoming a publicly traded company and completing an initial financing of a minimum of US $750,000, the Partners will adjust their proportions as follows:
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                                      -3-

     Liszicasz   60%
     Stinson     40%

6. The Partners will commit their full time to the development and carrying out of the Partnership's purpose set out in paragraph 4.

7. Either Partner may call a meeting of the Partners by giving written notice of such a meeting and the general purpose for calling it. Partner meetings will be held at the offices of the Partnership unless otherwise agreed.

8. This Agreement is not assignable, but will enure to the benefit and be binding upon the Partners and their respective heirs, executors, administrators, and personal representatives.

9. This Agreement will be governed by, and construed in accordance with the law of the Province of British Columbia, Canada. Any dispute must be dealt with in the Courts of British Columbia and both of the Partners will, for such purpose, attorn to the jurisdiction of those Courts.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date appearing on the top of the first page.

Executed by George Liszicasz   )
in the presence of:            )
                               )
                               )                        /s/ George Liszicasz
------------------------------ )                 ---------------------------
Witness                        )                 George Liszicasz

Executed by R. Dirk Stinson    )
in the presence of:            )
                               )
                               )                         /s/ R. Dirk Stinson
------------------------------ )                 ---------------------------
Witness                        )                 R. Dirk Stinson